Exhibit 99.1

For Release July 8, 2005—6:00 a.m. PDT	Contact: Daniel G. Byrne
(509) 458-3711

STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,

ANNOUNCES CONVERSION OF STERLING SAVINGS BANK

TO A WASHINGTON STATE-CHARTERED COMMERCIAL BANK

Spokane, Washington, July 8, 2005 –Sterling Financial Corporation (NASDAQ:STSA) of Spokane, Washington announced today that it has received regulatory approval from the Washington State Department of Financial Institutions to convert Sterling Savings Bank, its wholly-owned subsidiary, from a state-chartered savings and loan association to a state-chartered commercial bank.  Approval from the Federal Reserve Board to convert Sterling Financial Corporation to a bank holding company has been received as well.  The charter conversion is effective immediately.

Commenting on the conversion, Harold Gilkey, Chairman and Chief Executive Officer said, “This marks a milestone in the evolution of Sterling Savings Bank.  While the thrift charter has served the bank well for several decades, it limited our bankers’ ability to expand corporate and business banking relationships.  The bank charter provides the opportunity for Sterling Savings Bank to expand these relationships and better serve our Pacific Northwest communities.”

Gilkey went on to further comment, “As the newest bank in the region and a leader in community banking in the Pacific Northwest, Sterling will continue to have the same great people and to provide the same great Hometown Helpful® service.  The good news for customers is that we will now be able to provide new opportunities for them as well.  We expect that the new charter will enable us to provide more value-added services to Sterling’s customers, will strengthen the Bank’s reputation and will provide Sterling’s bankers with increased lending opportunities and customer capabilities.  Sterling’s Board is confident that a commercial bank charter better exemplifies Sterling Savings Bank’s position as a leader in regional community banking.”

ABOUT STERLING

Sterling Financial Corporation of Spokane, Washington is a bank holding company, which owns Sterling Savings Bank.  Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association.  Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana.  Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Arizona and California.  Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are not historical facts and pertain to Sterling’s future operating results.  These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts.  When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements.  These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties.  These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.